Exhibit 99.1

April 30, 2025

Media: Peter Lucht - 781.655.2289

Investors: Kristin Silberberg—203.900.6854

Citizens Financial Group Elevates Brendan Coughlin to President

Chief Financial Officer John Woods to Leave Citizens

PROVIDENCE, RI – Citizens Financial Group, Inc. (NYSE: CFG) today announced that Brendan Coughlin, currently Vice Chair and Head of Consumer, Private Banking and Wealth, has been promoted to President, reporting to Bruce Van Saun, Chairman and CEO. As President, Coughlin will continue to oversee Consumer Banking, Citizens Private Bank, and Wealth, in addition to a recently broadened scope which includes Enterprise Data & Analytics and Marketing.

“Brendan has a long track record of strong leadership and execution against some of our most important initiatives, and he has earned the trust and respect of our stakeholders, including the Board and our colleagues,” said Van Saun. “His efforts have contributed significantly to our transformation into a top super-regional bank, and I am confident that his passion and leadership will continue to propel Citizens forward.”

Over his 20 years at Citizens, Coughlin has developed and launched several of the bank’s most innovative offerings, including merchant point-of-sale financing partnerships with Apple and Microsoft, national education refinance products, and expansion of the consumer franchise into new markets. His focus on growth, driving innovation, and improving customer experience has directly contributed to the strong performance and market share gains of the consumer franchise. In 2023, Brendan was instrumental in the national launch of Citizens Private Bank, which continues to deliver strong performance, recently reaching $8.7 billion in high-quality deposits and $5.2 billion in assets under management (AUM). The bank has also made meaningful strides in broadening its Wealth Management capabilities under Coughlin’s leadership, including the addition of new advisory teams in California, Boston and Florida.

Said Coughlin: “I appreciate the vote of confidence from Bruce and the Board in being named President. I look forward to delivering on our objectives and continuing to create value for our shareholders, customers, colleagues, and communities.”

Woods to Leave Citizens

Citizens also announced that current Vice Chair and Chief Financial Officer John Woods has decided to depart from Citizens to accept another opportunity. He is expected to leave in August 2025. The company will initiate a formal internal and external search and John will continue to work with the bank’s strong Finance team to ensure a smooth transition.

Said Van Saun: “John has been important to our success at Citizens over the last eight years, during which he has been instrumental in shaping our long-term financial strategy and delivering on our growth objectives while navigating a complex economic landscape. I’ve enjoyed working with him, I am grateful for his contributions and I wish him the best in his next chapter.”

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $220.1 billion in assets as of March 31, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X (formerly Twitter), LinkedIn or Facebook.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our expectations regarding the departure of Citizens’ vice chair and chief financial officer. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “prospects,” “outlook,” “guidance” or similar expressions or future or conditional verbs such as “may,” “will,” “likely,” ”should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the United States Securities and Exchange Commission.